UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2005

WORLDGATE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3190 Tremont Avenue, Trevose, Pennsylvania 19053
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 354-5100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

WorldGate Service Inc. has renegotiated its lease agreement with its current landlord with respect to its Trevose, Pennsylvania facility and on October 14, 2005, executed a new agreement. This agreement, which has a five year term, provides for an increase in the leased space from approximately 20,000 square feet to approximately 43,000 square feet and reduces the annual base rental rate per square foot from $15.00 to $11.40. The remainder of the lease agreement remains substantially unchanged.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Financial Statements of Business Acquired: None

	(b)	Pro Forma Financial Information: None

	(c)	Shell Company Transactions: None

	(d)	Exhibits: None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/	Randall J. Gort
		Name:	Randall J. Gort
		Title:	Secretary

Date:  October 19, 2005